EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 2002 Management Equity Incentive Plan of Meritage Hospitality Group Inc. and subsidiaries of our report dated January 12, 2005, with respect to the consolidated financial statements of Meritage Hospitality Group Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended November 27, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 21, 2006